Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "Agreement"), is executed and delivered as of June _2015 (the “Effective Date”), by and between Studioplex City Rentals, LLC, a Nevada limited liability company ("Buyer"), and Apple Box Productions, Inc., a Florida corporation (“Seller”).

Background

Seller owns certain equipment associated with its film production business (the "Business"). Buyer desires to purchase and Seller desires to sell substantially all of the equipment of the Business.

Agreement

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Purchase and Sale of the Equipment. Subject to the terms and conditions set forth in this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Equipment listed on Exhibit A attached hereto (the “Equipment”) on an “as-is” and “where-is” basis. The Buyer assumes no liabilities or obligations of Seller or the Business.

2.          Purchase Price. The purchase price for the Equipment shall be not less than Nine Hundred Ninety-Four Thousand Dollars ($994,000)(the “Purchase Price”). The Buyer shall pay Seller the Purchase Price as follows:

(a)          Four Hundred Thousand Dollars ($400,000)(the “Initial Payment”) in certified funds paid at Closing; and

(b)          A secured subordinated promissory note in the amount of Five Hundred Ninety-Four Thousand Dollars ($594,000) (the “Note”), in the form attached hereto as Exhibit B. Payments under the Note shall be (i) a lump sum of Ninety-Four Thousand Dollars ($94,000) due within sixty (60) days of execution (the “First Payment”) and (ii) monthly payments thereafter equal to the greater of Twenty-Five Thousand Dollars ($25,000) or seventy percent (70%) of the Monthly Net Rental Income associated with the Equipment and received by Buyer through the first anniversary of Closing. For purposes of this Agreement and the Note, “Monthly Net Rental Income” shall mean an amount equal to Buyer’s total income derived from rentals of the Equipment less any operating expenses associated with such rentals.

(c)          Notwithstanding Buyer’s payment of the Note in full, Buyer shall continue to pay to Seller seventy percent (70%) of the Monthly Net Rental Income associated with the Equipment and received by Buyer through the first anniversary of Closing, which amounts, if paid, shall constitute an increase in the Purchase Price.

3.          Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place, simultaneously with the closing of Buyer’s financing with Loeb Term Solutions LLC, but in no case more than thirty (30) days from the Effective Date, at a time and place mutually agreeable to the parties.

4.          Closing Deliveries. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a)	Seller shall deliver to Buyer:

i.           A Bill of Sale in the form of Exhibit C attached hereto (the “Bill of Sale”);

ii.          An executed Lease Agreement in the form of Exhibit D attached hereto (the “Lease Agreement); and

iii.         such other assignments, certificates of title, affidavits, documents, and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

(b)	Buyer shall deliver to Seller:

i.          The Initial Payment;

ii.	the Note;

iii.	an executed Lease Agreement;

iv.	a Security Agreement in the form of Exhibit E attached hereto;

v.	a Personal Guaranty in the form of Exhibit F attached hereto (the“Guaranty”);

vi.          the Intercreditor Agreement in the form of Exhibit G attached hereto (the “Intercreditor Agreement”), executed by Loeb Term Solutions LLC and acknowledged by Buyer; and

vii.	a Certificate of Insurance as required under Section 4.1(f) of the Security Agreement.

5.          Delivery of Equipment. The Buyer expressly acknowledges that it has had an opportunity to inspect the Equipment and hereby accepts the Equipment in its “as is” condition and without any express or implied warranty from Seller. Title and risk of loss shall pass to Seller at Closing. Buyer shall be responsible for all expenses related to delivery of the Equipment.

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6.          Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date, as follows, subject to such disclosure, qualification or limitation set forth in the Buyer’s public filings:

(a)          Incorporation. Buyer has been duly incorporated and validly exists in good standing under the laws of Nevada.

(b)          Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action and no further consent or authorization of Buyer, its shareholders or Board of Directors is required.

(c)          Execution and Delivery. This Agreement has been duly executed and delivered by Buyer and, when this Agreement is duly authorized, executed, and delivered by Seller, will be a valid and binding agreement enforceable against Buyer in accordance with its terms.

(d)          Brokers. Buyer certifies that Buyer has not contracted or engaged a broker in relation to the present transaction.

(e)          Corporate Power; Qualification. Buyer has full corporate power and authority necessary to (i) own and operate its properties and the Equipment, execute and deliver this Agreement, (ii) perform its obligations and (iii) carry on its business as presently conducted and as presently proposed to be conducted. Buyer and its subsidiaries are duly qualified and are authorized to do business and are in good standing in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect with respect to (A) the business, properties, Equipment, operations, results of operations, revenues, prospects or condition, financial or otherwise, of Buyer and its subsidiaries taken as a whole, (B) the legality, validity or enforceability of the Agreement, or (C) Buyer's ability to perform fully on a timely basis its obligations under the Agreement.

(f)          No Consents. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Buyer of this Agreement or the performance by Buyer of any of its obligations hereunder.

(g)          Proceedings. There is no pending or, to the best knowledge of Buyer, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Buyer or any of its affiliates that would affect the execution by Buyer of, or the performance by either Buyer of its obligations under, this Agreement.

7.          Representations and Warranties of Seller: Seller hereby represents and warrants to Buyer on the date hereof and on the Closing Date:

(a)          Incorporation. Seller has been duly incorporated and validly exists in good standing under the laws of Florida.

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(b)          Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action and no further consent or authorization of Seller, its shareholders or Board of Directors is required.

(c)          Execution and Delivery. This Agreement has been duly executed and delivered by Seller and, when this Agreement is duly authorized, executed and delivered by Buyer, will be a valid and binding agreement enforceable against Seller in accordance with its terms.

(d)          Proceedings. There is no pending or, to the best knowledge of Seller, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Seller or any of its affiliates that would affect the execution by Seller of, or the performance by either Seller of its obligations under, this Agreement.

(e)          Title to Equipment. Seller has good and marketable title to the Equipment, free and clear of all liens and encumbrances.

8.          Fees and Expenses. Seller and Buyer each agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses, and disbursements of such Party's counsel, except as is otherwise expressly provided in this Agreement.

9.	Indemnification.

(a)          Indemnification of Buyer. Seller shall indemnify, defend, and hold harmless Buyer, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, and representatives (“Buyer Indemnitees”) from and against any and all demands, claims, costs, damages, losses, liabilities, expenses of any nature (including reasonable and necessary fees and disbursements of attorneys, accountants, and experts), judgments, settlements, fines, penalties, or other amounts (collectively, "Damages") arising from any and all claims, proceedings, demands, actions, suits (whether civil, criminal, investigative, or otherwise) (“Claims”) relating to or arising out of (i) any breach of warranty or representation made by Seller in this Agreement; (ii) rental of the Equipment and operation of the Business through the Closing Date, (iii) any pre- Closing debts, liabilities, taxes, or obligations of the Seller and the Business, whether accrued, absolute, contingent, or otherwise, due or to become due, (iv) any person or other entity claiming brokerage commissions or fees or other rights to similar compensation on account of services rendered on Seller’s behalf in connection with the transactions contemplated herein, and (v) any and all unemployment claims filed by Seller’s employees against Buyer as a result of the transfer of Equipment and relocation of the Equipment. Provided that the foregoing indemnity shall not apply to any Claim to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Buyer in connection therewith.

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(b)          Indemnification of Seller. Buyer agrees to and does hereby indemnify, defend, and hold harmless Seller, its subsidiaries, affiliates, officers, directors, shareholders or members, employees, managers, agents and representatives (“Seller Indemnitees”) from any and all Claims and Damages arising out of (i) any breach of warranty or representation made by Buyer in this Agreement; (ii) operation or rental of the Equipment after the Closing Date, (iii) any post-Closing debts, liabilities, taxes, or obligations arising from the rental of the Equipment or operation of the Business, whether accrued, absolute, contingent, or otherwise, due or to become due, and (iv) any person or other entity claiming brokerage commissions or fees or other rights to similar compensation on account of services rendered on Buyer’s behalf in connection with the transactions contemplated herein. Provided that the foregoing indemnity shall not apply to any Claim to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Seller in connection therewith.

(c)	Conduct of Claims.

(i)          Whenever a claim for indemnification shall arise as a result of a third party claim, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Claim and the facts constituting the basis for such claim in reasonable detail; provided, that the Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party has been materially prejudiced as a direct result of such delay;

(ii)          Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Claim and to participate at its own expense in the defense of any such Claim; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iii)          No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party.

10.          Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the Parties hereto shall survive the Closing of this Agreement and remain in full force and effect until the first anniversary of the Closing Date.

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11.          Notices. All communications hereunder shall be in writing and will be deemed delivered: if delivered by hand, on the day received by Buyer or Seller; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Buyer or Seller, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address)

(a)	If to Seller:

Andrew Howell

Apple Box Productions, Inc.

1063 Haines Street

Jacksonville, Florida 32206

With a copy to (which copy shall not constitute Notice):

G. Alan Howard, Esq.

Milam Howard Nicandri Dees & Gillam, P.A.

14 East Bay Street

Jacksonville, Florida 32202

(b)	If to Buyer:

Jake Shapiro

Studioplex City Rentals, LLC

135 Goshen Road Extension, Suite 205

Rincon, Georgia 31326

All notices delivered by Parties pursuant to this Agreement shall be deemed effective automatically on the date of delivery.

11.          Maintenance of Records. Buyer shall keep accurate records of all rentals of the Equipment for so long as amounts remain unpaid under the Note. Seller, from time to time, shall have the right, personally or through its agents, to examine the records of Buyer relating to such rentals for the purpose of auditing Buyer’s Monthly Net Rental Income and payments due under the Note (“Audit”). Seller shall give Buyer reasonable notice of an intended Audit, which shall be conducted at the premises of the Buyer. Seller shall be able to conduct Audit up to three (3) occasions whilst the Note is outstanding. If as a result of such Audit it is determined that Buyer is in violation of its obligations under the Note and under this Agreement, Buyer shall be in material breach of the Note and this Agreement and shall, among other remedies available to Seller, reimburse Seller for the costs of the audit.

12.	Miscellaneous.

(a)          Counterparts. The Parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous photocopy or electronic reproduction by each Party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

(b)          Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties hereto with respect to the subject matter hereof.

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(c)          Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Georgia, and each of the Parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the District of Georgia and any court hearing any appeal therefrom, over any suit, action, or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the Parties hereto also agrees not to bring any Related Proceeding in any other court. Each of the Parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

(d)          Construction. Each Party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each Party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each Party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents. The Parties intend that each representation, warranty, covenant and investment right contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(e)          Specific Enforcement. The Parties stipulate that the remedies at law of the Parties hereto in the event of any default or threatened default by any Party in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

(f)          Remedies Cumulative. Any and all remedies set forth in this Agreement: (i) shall be in addition to any and all other remedies the Parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the Parties may elect. The exercise of any remedy by any Party shall not be deemed an election of remedies or preclude such Party from exercising any other remedies in the future. The prevailing Party in any Related Proceeding shall be entitled to recover his or its reasonable attorneys’ fees and costs (including experts’ and witness fees and costs) from the unsuccessful Party.

(g)          Obligations. Each Party agrees that the Parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that another Party would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein.

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(h)          Amendments. This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by the Parties expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

(i)          Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

(j)          Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SIGNATURES APPEAR ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Purchase and Sale Agreement, all as of the day and year first above written.

BUYER:

Studioplex City Rentals, LLC

By:
Roger Miguel, Chief Executive Officer

SELLER:

Apple Box Productions, Inc.

By:
Andrew Howell, President

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